                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Capital One Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                                          March 27, 1998

Dear Stockholder:

  On March 18, 1998, we mailed the proxy statement and proxy card to you for the upcoming Capital One Financial Corporation annual stockholder meeting on April 23, 1998. The first paragraph on page 23 of the proxy statement contained a typographical error. The corrected paragraph appears below in its entirety with the previously omitted word capitalized.

    As described in the Compensation Committee's Report on Executive Compensation, Messrs. Fairbank and Morris have agreed to give up all salary
                                                                   ----------
  and other forms of cash compensation for the next three years in exchange for stock options. Together with the cash bonuses and other compensation they previously gave up for earlier option grants, Messrs. Fairbank and Morris will not receive any compensation from the company (other than these options) until 2001. Moreover, absent a change of control of the company, these options do NOT vest unless and until the stock price equals or exceeds $84.00 per share for at least ten trading days in any 30 calendar-day period on or before December 18, 2000. At the time the options were granted by the Board on December 18, 1997, this vesting target represented a 20% compounded annual increase in the price of the common stock. As a result of this compensation arrangement, Messrs. Fairbank and Morris will be compensated only if the stock price continues to appreciate or if a change of control occurs. Similarly, other senior managers of the company have elected to forego a substantial amount of their cash compensation for option grants under EntrepreneurGrant II. For 22 of the top managers, the options have vesting criteria identical to the options granted to Messrs. Fairbank and Morris. For the remaining 58 participating managers, the options do not vest until December 18, 2000, thus serving as a strong management retention device. A description of the material terms of these options is also contained in this proxy statement under "Compensation of Executive Officers--Summary Compensation Table" and "--Company Arrangements with Executive Officers."

  We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ John G. Finneran, Jr.
                                          --------------------------
                                          John G. Finneran, Jr.
                                          Corporate Secretary